EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-212609 on Form S-8 of our report dated March 17, 2017, relating to the consolidated financial statements of Verso Corporation and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding Verso Corporation’s emergence from bankruptcy) appearing in this Annual Report on Form 10-K of Verso Corporation for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP

Memphis, TN
March 17, 2017